As filed with the Securities and Exchange Commission on January 31, 2020

Registration No.  333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ORAMED PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	98-0376008
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1185 Avenue of the Americas, Suite 228

New York, New York 10036

Telephone: (844) 967-2633

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Vcorp Services, LLC

1811 Silverside Road

Wilmington, Delaware 19810

Telephone: (888) 528 2677

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Oded Har-Even, Esq. Howard E. Berkenblit, Esq. Zysman Aharoni Gayer and Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 Telephone: (212) 660-3000 Facsimile: (212) 660-3001

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement, as determined by market and other conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer: ☐	Accelerated filer: ☐
Non-accelerated filer: ☒	Smaller reporting company: ☒
Emerging growth company: ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount To Be Registered (2)	Proposed Maximum Offering Price Per Unit (2)(3)	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.012 par value			(2)
Warrants to purchase Common Stock			(2)
Units			(2)
Total			$100,000,000	(3)(4)	$3,306.30	(5)

(1)	There are being registered under this registration statement such indeterminate number of shares of common stock, number of warrants to purchase shares of common stock and a combination of such securities, separately or as units, as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed $100,000,000. The securities registered hereunder also include such indeterminate number of shares of common stock as may be issued upon conversion, exercise or exchange of warrants that provide for such conversion into, exercise for or exchange into shares of common stock. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Not required to be included in accordance with General Instruction II.D. of Form S-3 and Rule 457(o).

(3)	The proposed maximum offering price per unit and the proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(4)	Estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $100,000,000. Pursuant to Rule 415(a)(6) under the Securities Act, $74,527,769 of unsold securities, or the Unsold Securities, are being moved to this registration statement from the Registrant’s registration statement on Form S-3 declared effective on February 2, 2017 (Registration No. 333-215525), or the Prior Registration Statement.

(5)	Calculated pursuant to Rule 457(o) based on the proposed maximum aggregate offering price. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees paid in connection with registration of the $74,527,769 of the Unsold Securities on the Prior Registration Statement will continue to be applied to such Unsold Securities included in this registration statement. An additional $3,306.30 is being paid to register additional securities in connection with the filing of this Registration Statement.

Immediately after this registration statement has been declared effective by the Securities and Exchange Commission, the registrant will file a prospectus supplement relating to $12,800,769 unsold shares of registrant’s common stock, or the Unsold Shares, forming a part of the Unsold Securities described above, issuable pursuant to an equity distribution agreement with Canaccord Genuity LLC, that were previously covered by the Prior Registration Statement and a prospectus supplement thereto dated September 5, 2019, filed pursuant to Rule 424(b)(5), which included $1,483.61 of filing fees paid for the registration of such Unsold Shares on the Prior Registration Statement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Subject to completion. Dated January 31, 2020.

The information in this preliminary prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

$100,000,000

COMMON STOCK

WARRANTS

UNITS

We may from time to time sell common stock and warrants to purchase common stock, and units of such securities, in one or more offerings for an aggregate initial offering price of $100,000,000. We refer to the common stock, the warrants to purchase common stock and the units collectively as the securities. This prospectus describes the general manner in which our securities may be offered using this prospectus.  We may sell these securities to or through underwriters or dealers, directly to purchasers or through agents. We will set forth the names of any underwriters, dealers or agents in an accompanying prospectus supplement.  You should carefully read this prospectus and any accompanying supplements before you decide to invest in any of these securities.

Our common stock is traded on the Nasdaq Capital Market, or Nasdaq, and on the Tel Aviv Stock Exchange, or TASE, in each case under the symbol “ORMP.”

Investing in the securities involves risks. See “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2020.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference, or to which we have referred you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus and any prospectus supplement in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus.  Our business, financial condition, results of operations and prospects may have changed since such date.

As used in this prospectus, the terms “we”, “us” and “our” mean Oramed Pharmaceuticals Inc. and our wholly-owned subsidiaries, unless otherwise indicated.

All dollar amounts refer to U.S. dollars unless otherwise indicated.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we are filing with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. This prospectus describes the securities we may offer and the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

OUR COMPANY

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire prospectus, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

We are a pharmaceutical company currently engaged in the research and development of innovative pharmaceutical solutions, including an orally ingestible insulin capsule to be used for the treatment of individuals with diabetes, and the use of orally ingestible capsules or pills for delivery of other polypeptides.

Oral insulin: We are seeking to transform the treatment of diabetes through our proprietary flagship product, an orally ingestible insulin capsule (ORMD-0801). Our technology allows insulin to travel from the gastrointestinal tract via the portal vein to the bloodstream, revolutionizing the manner in which insulin is delivered. It enables the passage in a more physiological manner than current delivery methods of insulin. Our technology is a platform that has the potential to deliver medications and vaccines orally that today can only be delivered via injection.

Oral Glucagon-Like Peptide-1: Our second pipeline product is an orally ingestible exenatide (GLP-1 analog) capsule, which aids in the balance of blood-sugar levels and decreases appetite. Glucagon-like peptide-1, or GLP-1, is an incretin hormone, which is a type of gastrointestinal hormone that stimulates the secretion of insulin from the pancreas. The incretin concept was hypothesized when it was noted that glucose ingested by mouth (oral) stimulated two to three times more insulin release than the same amount of glucose administered intravenously. In addition to stimulating insulin release, GLP-1 was found to suppress glucagon release (hormone involved in regulation of glucose) from the pancreas, slow gastric emptying to reduce the rate of absorption of nutrients into the blood stream and increase satiety. Other important beneficial attributes of GLP-1 are its effects of increasing the number of beta cells (cells that manufacture and release insulin) in the pancreas and, possibly, protection of the heart. In addition to our flagship product, the insulin capsule, we are using our technology for an orally ingestible GLP-1 capsule (ORMD-0901).

Combination of Oral Insulin and GLP-1 Analog: Our third pipeline product is a combination of our two primary products, oral insulin and oral exenatide.

Other products

We recently began developing a new drug candidate, a weight loss treatment in the form of an oral leptin capsule. We anticipate initiating a proof of concept single dose study for our oral leptin drug candidate to evaluate its pharmacokinetic and pharmacodynamics (glucagon reduction) in 10 type 1 adult diabetic patients in the first quarter of calendar year 2020. We anticipate receiving the final report of this study in the first half of calendar year 2020.

Our executive offices are located at 1185 Avenue of the Americas, Suite 228, New York, New York 10036, our telephone number is (844) 967-2633 and our website address is www.oramed.com. The information on our website is not incorporated by reference in this prospectus and should not be considered to be part of this prospectus. Our website address is included in this prospectus as an inactive technical reference only.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risk factors contained in any prospectus supplement and in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended August 31, 2019, as well as all of the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, before you decide to invest in our securities. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks. The value of our securities could decline as a result of any of these risks. You could lose all or part of your investment in our securities. Some of our statements in sections entitled “Risk Factors” are forward-looking statements. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents we incorporate by reference contain forward-looking statements within the meaning of the federal securities laws regarding our business, clinical trials, financial condition, expenditures, results of operations and prospects. Words such as “expects,” “anticipates,” “intends,” “plans,” “planned expenditures,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not deemed to represent an all-inclusive means of identifying forward-looking statements as denoted in this prospectus, any prospectus supplement and the documents we incorporate by reference.  Additionally, statements concerning future matters are forward-looking statements.

Although forward-looking statements in this prospectus, any prospectus supplement and the documents we incorporate by reference reflect the good faith judgment of our management, such statements can only be based on facts and factors known by us as of such date. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed under the heading “Risk Factors” herein and in the documents we incorporate by reference, as well as those discussed elsewhere in this prospectus and any prospectus supplement. In addition, historic results of scientific research, clinical and preclinical trials do not guarantee that the conclusions of future research or trials would not suggest different results. Also, historic results could be interpreted differently in light of additional research, clinical and preclinical trial results. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus, any prospectus supplement or the respective documents incorporated by reference, as applicable. Except as required by law, we undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this prospectus, any prospectus supplement and the documents incorporated by reference, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

USE OF PROCEEDS

Unless we otherwise indicate in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities for research and product development activities, clinical trial activities and for working capital and other general corporate purposes, including repayment of then outstanding indebtedness, if any.

We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering. Pending the application of the net proceeds, we intend to invest the net proceeds in bank deposits or investment-grade and interest-bearing securities subject to any investment policies our management may determine from time to time.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in any applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in any applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in any prospectus supplement information, where applicable, about material U.S. federal income tax consequences relating to the securities, and the securities exchange or market, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings, one or more of the following securities:

●	common stock;

●	warrants to purchase common stock; and

●	units of the securities mentioned above.

The total initial offering price of all securities that we may issue in these offerings will not exceed $100,000,000.

DESCRIPTION OF CAPITAL STOCK

The following summary is a description of the material terms of our share capital. We encourage you to read our Certificate of Incorporation, as amended, and Amended and Restated By-laws which have been filed with the SEC, as well as the provisions of the Delaware General Corporation Law.

General

Our authorized capital stock currently consists of 30,000,000 shares of common stock, par value $0.012 per share.  As of January 22, 2020, we had outstanding 17,788,176 shares of common stock and no other class or series of capital stock has been established.

Description of Common Stock

Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all net assets available for distribution to security holders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of security holders. There are no cumulative voting rights. The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our Board of Directors, or our Board, may from time to time determine. Holders of common stock will share equally on a per share basis in any dividend declared by our Board. We have not paid any dividends on our common stock and do not anticipate paying any cash dividends on such stock in the foreseeable future. In the event of a merger or consolidation, all holders of common stock will be entitled to receive the same per share consideration.

Meetings of Stockholders

An annual meeting of our stockholders shall be held on the day and at the time as may be set by our Board, at which the stockholders shall elect the board of directors and transact such other business as may properly be brought before the meeting.  All annual meetings of stockholders are to be held at our registered office in the State of Delaware or at such other place as may be determined by our Board.

Special meetings of our stockholders may be called for any purpose or purposes, unless otherwise prescribed by statute, by the majority of our Board.  Business transacted at any special meeting of stockholders shall be confined to the purpose or purposes stated in the notice for such meeting.

Anti-Takeover Provisions

Delaware Law

Section 203 of the Delaware General Corporation Law generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

●	prior to such date, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

The provisions of Section 203 may encourage persons interested in acquiring us to negotiate in advance with our Board, since the stockholder approval requirement would be avoided if a majority of the directors then in office approves either the business combination or the transaction which results in any such person becoming an interested stockholder. Such provisions also may have the effect of preventing changes in our management.

Since we have not elected to be exempt from the restrictions imposed under Section 203, we are subject to Section 203 because our shares of common stock are listed on a national securities exchange as of our listing on Nasdaq on February 11, 2013.  Unless we adopt an amendment to our Certificate of Incorporation, as amended, by action of our stockholders expressly electing not to be governed by Section 203, we are generally subject to Section 203 of the Delaware General Corporation Law, except that the restrictions contained in Section 203 would not apply if the business combination is with an interested stockholder who became an interested stockholder before the time that we listed on Nasdaq.

Section 214 of the Delaware General Corporation Law provides that stockholders are denied the right to cumulate votes in the election of directors unless our Certificate of Incorporation, as amended, provides otherwise. Our Certificate of Incorporation, as amended, does not provide for cumulative voting.

These Delaware statutory provisions could delay or frustrate the removal of incumbent directors or a change in control of us. They could also discourage, impede, or prevent a merger, tender offer, or proxy contest, even if such event would be favorable to the interests of our stockholders.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock will be available for future issuance without stockholder approval. We may use additional shares of common stock for a variety of purposes, including future offerings to raise additional capital or as compensation to third party service providers. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Certificate of Incorporation, as amended, and Amended and Restated By-law Provisions

Our Certificate of Incorporation, as amended, and Amended and Restated By-laws contain provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. In particular, the Certificate of Incorporation, as amended, and/or Amended and Restated By-laws, as applicable, among other things:

●	provide our Board with the exclusive authority to call special meetings of the stockholders;

●	provide our Board with the ability to alter our Amended and Restated By-laws without stockholder approval;

●	provide our Board with the exclusive authority to fix the number of directors constituting the whole Board; and

●	provide that vacancies on our Board may be filled by a majority of directors in office, although less than a quorum.

Such provisions may have the effect of discouraging a third-party from acquiring us, even if doing so would be beneficial to our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board and in its policies, and to discourage some types of transactions that may involve an actual or threatened change in control of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.  However, these provisions could have the effect of discouraging others from making tender offers for our shares of common stock and, as a consequence, they also may inhibit fluctuations in the market price of our shares of common stock that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

Transfer Agent and Registrar

The current transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004.

Listing

Our common stock is traded on Nasdaq and on TASE, in each case under the symbol “ORMP”.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms we describe below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

General

We may issue warrants for the purchase of common stock in one or more series. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from the common stock.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement or by warrant agreements that we will enter into directly with the purchasers of the warrants. If we evidence warrants by warrant certificates, we will enter into a warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased or exercised;

●	if applicable, the terms of the common stock with which the warrants are issued and the number of warrants issued with such common stock;

●	if applicable, the date on and after which the warrants and the related common stock will be separately transferable;

●	the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the manner in which the warrants may be exercised, which may include by cashless exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of shares of common stock issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	the material U.S. federal income tax consequences of holding or exercising the warrants;

●	the terms of the common stock issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the common stock purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the number of shares of common stock that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M., Eastern U.S. time, on the expiration date that we set forth in the applicable prospectus supplement.  After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering to the warrant agent or us the warrant certificate or warrant agreement representing the warrants to be exercised together with specified information, and by paying the required amount to the warrant agent or us in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate or in the warrant agreement and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent or us in connection with such exercise.

Upon receipt of the required payment and the warrant certificate or the warrant agreement, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, at our offices or at any other office indicated in the applicable prospectus supplement, we will issue and deliver the common stock purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate or warrant agreement are exercised, then we will issue a new warrant certificate or warrant agreement for the remaining amount of warrants.

Enforceability of Rights by Holders of Warrants

If we appoint a warrant agent, any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

We may issue, in one or more series, units consisting of common stock and warrants for the purchase of common stock.  While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement.  The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus forms a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units.  The following summary of material terms and provisions of the units is subject to, and qualified in its entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units.  We urge you to read the applicable prospectus supplement related to the particular series of units that we may offer under this prospectus and the complete unit agreement and any supplemental agreements that contain the terms of the units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described herein; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants,” will apply to each unit and to any common stock or warrant included in each unit, respectively.

We may issue units in such amounts and in such distinct series as we determine.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

●	through agents to the public or to investors;

●	to one or more underwriters for resale to the public or to investors;

●	to the extent we are eligible, in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	directly to investors in privately negotiated transactions;

●	directly to a purchaser pursuant to what is known as an “equity line of credit” as described below; or

●	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to prevailing market prices; or

●	negotiated prices.

The accompanying prospectus supplement will describe the terms of the offering of our securities, including:

●	the name or names of any agents or underwriters;

●	any securities exchange or market on which the common stock may be listed;

●	the purchase price and commission, if any, to be paid in connection with the sale of the securities being offered and the proceeds we will receive from the sale;

●	any options pursuant to which underwriters may purchase additional securities from us;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any public offering price; and

●	any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement. We may change from time to time the public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities pursuant to an “equity line of credit”. In such event, we will enter into a common stock purchase agreement with the purchaser to be named therein, which will be described in a Current Report on Form 8-K that we will file with the SEC. In that Form 8-K, we will describe the total amount of securities that we may require the purchaser to purchase under the purchase agreement and the other terms of purchase, and any rights that the purchaser is granted to purchase securities from us. In addition to our issuance of shares of common stock to the equity line purchaser pursuant to the purchase agreement, this prospectus (and the applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part) also covers the resale of those shares from time to time by the equity line purchaser to the public. The equity line purchaser will be considered an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Its resales may be effected through a number of methods, including without limitation, ordinary brokerage transactions and transactions in which the broker solicits purchasers and block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction.  The equity line purchaser will be bound by various anti-manipulation rules of the SEC and may not, for example, engage in any stabilization activity in connection with its resales of our securities and may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

We may sell our securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of our common stock, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may provide underwriters and agents with indemnification against civil liabilities related to offerings pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters or agents may make with respect to these liabilities. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business. We will describe such relationships in the prospectus supplement naming the underwriter or agent and the nature of any such relationship.

Rules of the SEC may limit the ability of any underwriters to bid for or purchase securities before the distribution of the shares of common stock is completed. However, underwriters may engage in the following activities in accordance with the rules:

●	Stabilizing transactions — Underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

●	Options to purchase additional stock and syndicate covering transactions — Underwriters may sell more shares of our common stock than the number of shares that they have committed to purchase in any underwritten offering. This creates a short position for the underwriters. This short position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ option to purchase additional shares in any underwritten offering. The underwriters may close out any covered short position either by exercising their option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through their option. Naked short sales are short sales in excess of the option. The underwriters must close out any naked position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in the offering.

●	Penalty bids — If underwriters purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from other underwriters and selling group members who sold those shares as part of the offering.

Similar to other purchase transactions, an underwriter’s purchases to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of the shares of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of shares if it discourages resales of the shares.

If commenced, the underwriters may discontinue any of these activities at any time.

Our common stock is traded on Nasdaq and on TASE.  One or more underwriters may make a market in our common stock, but the underwriters will not be obligated to do so and may discontinue market making at any time without notice. We cannot give any assurance as to liquidity of the trading market for our common stock.

Any underwriters who are qualified market makers on Nasdaq may engage in passive market making transactions in that market in the common stock in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, New York, New York, passed upon the validity of the securities offered hereby.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended August 31, 2019 have been so incorporated in reliance on the report of Kesselman & Kesselman- CPA. (Isr), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are filing a registration statement on Form S-3 under the Securities Act with the SEC with respect to the shares of our common stock, warrants and units offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.

We are subject to the reporting and information requirements of the Exchange Act and as a result file periodic reports and other information with the SEC. You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov. We maintain a corporate website at https://www.oramed.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed or may file the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

        (1)          Our Annual Report on Form 10-K for the fiscal year ended August 31, 2019, as filed with the SEC on November 27, 2019;

        (2)          Our Quarterly Report on Form 10-Q for the quarter ended November 30, 2019, as filed with the SEC on January 9, 2020;

        (3)          Our Current Reports on Form 8-K, as filed with the SEC on September 5, 2019, November 12, 2019, and December 6, 2019; and

        (4)          The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on February 7, 2013, including any amendments and reports filed for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the filing of the registration statement of which this prospectus forms a part and prior to its effectiveness and (2) until all of the securities to which this prospectus relates has been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act, will be deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement and to be a part hereof from the date of filing of such documents.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at 1185 Avenue of the Americas, Suite 228, New York, New York 10036, Attention: Avraham Gabay, (844) 967-2633.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is a statement of approximate expenses to be incurred by Oramed Pharmaceuticals Inc., or the Company, we, us or our, in connection with the distribution of the securities registered under this registration statement:

Amount
Registration fee under Securities Act of 1933	$3,306
Legal fees and expenses	$10,000
Accountant’s fees and expenses	$5,000
Miscellaneous fees and expenses	$1,694
Total	$20,000

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Delaware law generally permits us to indemnify our directors, officers, employees and agents.  A Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. With respect to actions by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit is brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.  To the extent that a former or present director or officer is successful, on the merits or otherwise, in defense of any action, suit, or proceeding subject to the Delaware corporate statute’s indemnification provisions, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Delaware law provides that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.  A Delaware corporation has the discretion to decide whether or not to advance expenses, unless provided otherwise in its certificate of incorporation or by-laws.

Our Amended and Restated By-laws provide that we shall indemnify our directors and officers to the fullest extent authorized under Delaware law, and that we will advance expenses to any officer or director in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by us.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers and controlling persons of the Company under Delaware law or otherwise, the Company has been advised that the opinion of the Securities and Exchange Commission, or the SEC, is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We entered into indemnification agreements with our directors and officers pursuant to which we agreed to indemnify each director and officer for any liability he or she may incur by reason of the fact that he or she serves as our director or officer, to the maximum extent permitted by law.

We maintain standard policies of insurance that provide coverage to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act.

ITEM 16.	EXHIBITS.

The exhibits filed with this registration statement are set forth on the “Exhibit Index” set forth elsewhere herein.

ITEM 17.	UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(A)         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)           That, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on January 31, 2020.

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Nadav Kidron
President and Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Nadav Kidron and Avraham Gabay, and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution, for the undersigned in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nadav Kidron		January 31, 2020
Nadav Kidron	President, Chief Executive Officer and Director (principal executive officer)

/s/ Avraham Gabay		January 31, 2020
Avraham Gabay	Chief Financial Officer, Treasurer and Secretary (principal financial and accounting officer)

/s/ Aviad Friedman		January 31, 2020
Aviad Friedman	Director

/s/ Miriam Kidron		January 31, 2020
Miriam Kidron	Director

/s/ Dr. Arie Mayer		January 31, 2020
Dr. Arie Mayer	Director

/s/ Kevin Rakin		January 31, 2020
Kevin Rakin	Director
/s/ Leonard Sank		January 31, 2020
Leonard Sank	Director

/s/ Gao Xiaoming		January 31, 2020
Gao Xiaoming	Director

EXHIBIT INDEX

Exhibit No.	Description
1.1**	Form of equity Underwriting Agreement in connection with the offering of any securities.
4.1	Composite Copy of Certificate of Incorporation, as amended as of January 22, 2013, corrected February 8, 2013, further amended July 25, 2014 and corrected September 5, 2017 (incorporated by reference from our annual report on Form 10-K filed November 29, 2017).
4.2	Amended and Restated By-laws (incorporated by reference from our current report on Form 8-K filed February 1, 2013).
4.3	Specimen Common Stock Certificate (incorporated by reference from our registration statement on Form S-1 filed February 1, 2013).
4.4	Description of Securities (incorporated by reference from our annual report on Form 10-K filed November 27, 2019).
4.5	Form of Common Stock Purchase Warrant (incorporated by reference from our current report on Form 8-K filed July 5, 2018).
4.6**	Form of Warrant Agreement, including form of Warrant.
5.1*	Opinion of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP.
23.1*	Consent of Kesselman & Kesselman, Independent Registered Public Accounting Firm.
23.2*	Consent of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP (contained in Exhibit 5.1).
24.1*	Powers of Attorney (included in the signature pages hereto).

*	Filed herewith.
**	To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.